EXHIBIT 99.1

Rudolph Announces Favorable Ruling in Patent Infringement Lawsuit
Camtek’s products infringe wafer inspection patent held by Rudolph

Flanders, NJ (April 9, 2014)─ Rudolph Technologies, Inc. (NYSE: RTEC), a leading provider of process characterization equipment, lithography equipment and software for wafer fabs and advanced packaging facilities, today announced another favorable ruling in its ongoing patent infringement suit against Israeli manufacturer, Camtek, Ltd.
On March 31, 2014, Judge John R. Tunheim ruled in Rudolph’s favor finding that Camtek's Falcon products infringed Rudolph's US patent no. 6,826,298, which covers continuous inspection of wafers using strobing illumination.
“The judge’s ruling is a significant milestone toward Rudolph ultimately prevailing in this case. With this decision, the court has confirmed that Camtek was in violation of Rudolph’s patent with its tool offerings, obviating the need for a limited trial reflected in the Federal Court of Appeals order back in August of 2011,” said Robert Koch, Rudolph's vice president and general counsel. “We will continue to pursue this case vigorously to bring it to a successful conclusion for Rudolph.”
Rudolph will petition the court to reinstate a permanent injunction against the sale by Camtek of its infringing semiconductor inspection systems. Rudolph also anticipates that the damages originally awarded by the jury in 2009 will be reinstated, as well as related interest and all subsequently awarded damages.
A subsequent lawsuit has additionally been filed by Rudolph, alleging infringement of Rudolph's US patent no. 7,729,528, also for an Automated Wafer Defect Inspection System And A Process Of Performing Such Inspection, by each of Camtek’s current inspection tool offerings.
About Rudolph Technologies
Rudolph Technologies, Inc. is a worldwide leader in the design, development, manufacture and support of defect inspection, advanced packaging lithography, process control metrology, and data analysis systems and software used by semiconductor device manufacturers worldwide. Rudolph provides a full-fab solution through its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down the costs and time to market of their products. The Company’s expanding portfolio of equipment and software solutions is used in both the wafer processing and final manufacturing of ICs, and in adjacent markets such as FPD, LED and Solar. Headquartered in Flanders, New Jersey, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company’s website at http://www.rudolphtech.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include projections related to the protection of its intellectual property as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control. Such factors include, but are not limited to, results of future litigation and the challenges presented related to the enforcement of its patents. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2013 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.
For more information, please contact:
Rudolph:
Investors:
Steven R. Roth
973.448.4302
steven.roth@rudolphtech.com
Guerrant Associates
Laura Guerrant-Oiye
Principal
808.882.1467
lguerrant@guerrantir.com
Trade Press:
Amy Pauling
952.259.1794
amy.pauling@rudolphtech.com